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                                                                   EXHIBIT 10.18

                         CERTIFICATE OF INCORPORATION

                                      OF

                            NFI HOLDING CORPORATION



     FIRST: The name of the Corporation is NFI Holding Corporation (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code ("GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, each having a par value of One Cent ($0.01) and ten thousand (10,000) shares of Series A Preferred Stock, each having a par value of One Cent ($0.01). The Series A Preferred Stock shall have the following rights and preferences:

     (a)  Dividends and Distributions

          (1) If the Corporation shall declare any dividend or distribution with respect to any shares of stock, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any dividend or distribution to the holders of the Common Stock, ninety-nine percent (99%) of the aggregate amount of such dividend or distribution made by the Corporation, distributed ratably among the holders of such Series A Preferred Stock in proportion to the amount of such stock owned by each holder.

          (2) Upon the payment of the dividend or distribution required by subparagraph (1) of this Section (a), the holders of the Common Stock shall be entitled to receive the remaining one percent (1%) of the aggregate amount of such dividend or distribution made by the Corporation, distributed ratably among the holders of such Common Stock in proportion to the amount of such stock owned by each holder.

          (3) The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon.

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     (b) Voting Rights.  Except as required by law or this Certificate of
Incorporation, the holders of the Series A Preferred Stock shall have no voting rights.

     (c) Consolidation, Merger, Share Exchange, etc. Except with the consent of the holders of more than two-thirds of the outstanding shares of Series A Preferred Stock, the Corporation shall not be entitled to engage in or enter into any consolidation, merger, share exchange, combination, sale of all or substantially all of its assets or acquisition of all or substantially all of the assets of any other person, or any other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property.

     (d) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series A Preferred Stock and may be reissued as Series A Preferred Stock, subject to the conditions and restrictions on issuance set forth therein.

     (e) Liquidation, Dissolution or Winding Up.

          (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock or other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received One Thousand Dollars ($1,000.00) per share (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, the remaining assets shall be distributed as follows: (i) with respect to each share of Series A Preferred Stock, ninety-nine percent (99%) of the remaining assets multiplied by a fraction the numerator of which is one and the denominator of which is the number of shares of Series A Preferred stock outstanding at the time, and (ii) the balance of the remaining assets shall be distributed ratably to the holders of the Common Stock.

          (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock or other stock ranking on a parity with the Series A Preferred Stock, if any, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences.

     (f) Amendment. Except with the consent of the holders of more than two-thirds of the outstanding shares of Series A Preferred Stock or as otherwise required by law, this Article FOURTH shall not be amended to create any new classes of stock or in any other manner that would adversely affect the preferences, rights or powers of the Series A Preferred Stock.

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     FIFTH:  The name and mailing address of the Sole Incorporator is as follows:

          Name                      Address
          ----                      -------
          Phillip R. Pollock        c/o Tobin & Tobin
                                    One Montgomery Street
                                    15th Floor
                                    San Francisco, CA 94104

     SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

          (c) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

          (d) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

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     SEVENTH:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     EIGHTH: Except as provided in Article FOURTH, Section (f) the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of February, 1997.



                                     /s/  Phillip R. Pollock
                                    ------------------------------------
                                    Phillip R. Pollock
                                    Sole Incorporator

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